QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

For Immediate Release

Crown Media Completes Sale of International Business to Investor Group
Comprised of Providence Equity Partners, 3i and David Elstein

        GREENWOOD VILLAGE, Colo.—April 26, 2005—Crown Media Holdings, Inc. (NASDAQ: CRWNE), owner and operator of Hallmark Channel, today announced that it received the necessary regulatory approvals and has completed the sale of its international business to a group of investors comprised of Providence Equity Partners, 3i and U.K. television executive David Elstein.

About Crown Media Holdings

        Crown Media Holdings, Inc. (NASDAQ: CRWNE) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming. The Company currently operates and distributes the Hallmark Channel in the U.S. to 68 million subscribers. Through its subsidiary, Crown Media Distribution, LLC, Crown also distributes titles from its award-winning collection of movies, mini-series and films for exhibition in a variety of television media including broadcast, cable, video-on-demand and high definition television. Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and Hughes Electronics Corporation.

About Providence Equity Partners Inc.

        Providence Equity Partners Inc. is a private investment firm specializing in equity investments in communications and media companies around the world. The principals of Providence Equity manage funds with over $9.0 billion in equity commitments, including Providence Equity Partners V, a $4.25 billion private equity fund, and have invested in more than 80 companies operating in over 20 countries since the firm's inception in 1991. Significant investments include VoiceStream Wireless, Metro-Goldwyn-Mayer, Warner Music Group, PanAmSat, AT&T Canada, eircom, Casema, Kabel Deutschland, Language Line, F&W Publications, ProSiebenSat.1, and Bresnan Broadband Holdings. Providence Equity has offices in Providence, Rhode Island, London, England, and New York, New York.

About 3i

        3i is a world leader in private equity and venture capital. It invests in a wide range of opportunities from start-ups to buy-outs and buy-ins, focusing on businesses with high growth potential and strong management. Its competitive advantage comes from its international network and the strength and breadth of its relationships in business. It invests in businesses across three continents through local investment teams in Europe, Asia Pacific and the USA. To date, 3i has invested over $27 billion (including co-investment funds). 3i has been very active in the media-publishing sector. Recent transactions include the €1bn refinancing of YBR, the classified phone directories group; the IPO of Pinewood/Shepperton Studios (TV and film production); buying Trinity Mirror's Northern Ireland papers in early 2004; taking a stake in French paper Liberation; backing the MBO of Lloyd's of London Press, which became Informa plc.

About David Elstein

        David Elstein is the former Chief Executive of Channel 5 who is now Chairman of the British Screen Advisory Council, the Commercial Radio Companies Association, Really Useful Theatres Limited, Screen Digest Limited, Sports Network plc and Digital Classics plc. He is also a non-executive director of NTL, Inc. and Kingsbridge Capital Limited. He has 40 years experience in media production and management, and will be Chairman of the company operating the acquired businesses.

For additional information, please contact:
Crown Media Holdings
Mindy Tucker
IR Focus
914.725.8128
mindy@irfocusllc.com

Investor Group

Providence Equity Partners
Andrew Cole
212-687-8080

3i
Helen Adams
+44 (0)20 7975 3465

David Elstein
Nick Fox
M: Communications
+44 (0)20 7153 1540

—# # #—

QuickLinks

Crown Media Completes Sale of International Business to Investor Group Comprised of Providence Equity Partners, 3i and David Elstein